SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2008

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	333-140448	20-5344927
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

2141 Rosecrans Avenue, Suite 1160, El Segundo, CA 90245

(Address of principal executive offices)

(Zip code)

(310) 606-8000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 14, 2008, Manhattan Bancorp (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Carpenter Fund Manager GP, LLC, (the “Manager”).  The Manager serves as General Partner of the Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P., and Carpenter Community BancFund-CA, L.P. (collectively the “Funds”).

Pursuant to the Agreement the Manager has agreed to cause the Funds to purchase an aggregate of 1,500,000 shares of the Company’s authorized but unissued shares of stock for a purchase price of $10.00 per share, or an aggregate purchase price of $15 million.  The Agreement contemplates that the shares will be purchased in two separate closings.  At the first closing, the Funds will purchase a number of shares in a private placement that is equivalent to 4.9% of the Company’s outstanding common stock.  The balance of the 1,500,000 shares of the Company’s common stock will be purchased by the Funds, subject to receipt of all required regulatory approvals, in a private placement that will close following the receipt of all required regulatory approvals and the fulfillment of all other conditions precedent to closing set forth in the Agreement.  The first and second closings are expected to occur in the second and third quarters of 2008, respectively.

Pursuant to the Agreement, the Company has agreed, prior to the second closing, to increase the size of its Board to appoint as a director one person nominated by the Manager, and to continue to nominate one person designated by the Manager for election to the Board of Directors so long as the Funds continue to own at least ten percent of the outstanding common stock of the Company.

In addition, the Company has granted the Funds “piggyback registration” rights on customary terms and conditions.  The Company has also granted the Funds demand registration rights on customary terms and conditions that may be exercised by the Funds not earlier than the fifth anniversary of the first closing date.

Item 3.02 Unregistered Sales of Equity Securities

As noted above, on May 14, 2008, the Company entered into an agreement to sell an aggregate of 1,500,000 shares of its authorized shares of common stock to the Funds.  The shares are to be sold at a price of $10.00 per share.  There are no underwriting discounts or commissions to be paid with respect to the sale of the shares.  The sale is to be made pursuant to an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, as a privately negotiated transaction not involving a public offering.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated May 15, 2008

99.2	Stock Purchase Agreement dated May 14, 2008 between Manhattan Bancorp and Carpenter Fund Manager GP, LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2008	MANHATTAN BANCORP

	By:	/s/ Dean Fletcher
Dean Fletcher
Executive Vice President
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Title

99.1	Press Release dated May 15, 2008

99.2	Stock Purchase Agreement dated May 14, 2008 between Manhattan Bancorp and Carpenter Fund Manager GP, LLC